TOTAL LUXURY GROUP, INC.
                         11900 Biscayne Blvd Suite #620
                              Miami, Florida 33181



                                                                   March 7, 2008

Attention: Stephen M. Hicks
Accelerant Partners LLC
Executive Pavilion
90 Grove Street
Ridgefield, CT  06877

Dear Mr. Hicks:

     Reference is made to: (i) that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of March 7, 2008, between Total Luxury Group Inc. ("Total Luxury") and Accelerant Partners LLC ("Accelerant"), pursuant to which Total Luxury agreed to purchase and Accelerant agreed to sell 38,000,000 shares of common stock of Petals Decorative Accents, Inc. ("Petals"), (ii) that certain Pledge Agreement (the "Pledge Agreement") dated as of March 7, 2008 entered into between Total Luxury and Accelerant in connection with the Purchase Agreement, and (iii) the certain other agreements related to the transactions contemplated by the Purchase Agreement and the Pledge Agreement (the "Related Agreements"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement and the Pledge Agreement, as applicable.

     As a material inducement to enter into the Purchase Agreement, the Pledge Agreement and the Related Agreements, we covenant that we will not encumber any of the assets of Petals, nor will we encumber any of the shares of common stock of Petals, that we acquired in connection with the transaction contemplated by the Purchase Agreement and Related Agreements.

     This side letter confirms such covenant.


                                                     Very truly yours,

                                                     TOTAL LUXURY GROUP, INC.


                                                     By: ____________________
                                                         Name:
                                                         Title: